Exhibit 99.1

IPASS REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

•	Improved revenue to $15.9 million, up 6% over 2015 and the second consecutive quarter of year-over-year growth

•	Increased Strategic Partnership revenue to $3.5 million, a 106% increase over the same quarter last year

•	GAAP net loss of $1.3 million, up from a net loss of $3.4 million in the same quarter last year

REDWOOD SHORES, Calif. - November 3, 2016 - iPass Inc. (NASDAQ GS: IPAS), the leading provider of global mobile connectivity, reported total revenue of $15.9 million, GAAP net loss of $1.3 million, and Adjusted EBITDA loss of $0.4 million for the quarter ended September 30, 2016.

“The third quarter exemplified our previous commentary on this year; 2016 is about execution coming off 2015 that set the course for change,” said Gary Griffiths, president and CEO. “First, our ACV continues to ramp, and we are finding more and more varied opportunities to sell the iPass service. Enterprises are still drawn to the value proposition, but we are unleashing an ever expanding market for our technology, as the iPass SmartConnect SDK finds its way into mobile operators, MVNOs, loyalty programs, social networking apps, and digital media providers. Second, while we spent some cash in the first quarter, we have stemmed that burn and our cash balance is flat over the last six months. Third, we’ve seen continued and significant improvements in our product, as measured in both connectivity success rates and data collection and processing. And finally, growth; as our third quarter revenues again grew year over year, driven by explosive growth in strategic partner revenue, and also growth in usage of nearly 60%.”

Quarterly Highlights

•	Average monthly Wi-Fi network users were 133,000, up 32% over Q3'15 and 6% over Q2'16.

•
Usage of the iPass Network, as measured in total hours consumed increased 57% over Q3'15 and 11% over Q2'16, driven by Enterprise UNLIMITED customers, Strategic Partnership usage, and continued network expansion.

•
Revenue increased 6% over Q3'15 and declined 4% over Q2'16. While Strategic Partnership and UNLIMITED customer revenues both increased sequentially, Enterprise Pay-as-You-Go customers exhibited the usual softness in the third quarter due to seasonality.

•	Operating Expenses declined 22% over Q3'15 and 6% over Q2'16 reflecting continued cost management efforts. Q3'15 did include $0.9 million of restructuring expense.

•	GAAP Net Loss improved to $1.3 million, from $3.4 million in Q3'15 and $1.4 million in Q2'16.

•	Adjusted EBITDA loss of $0.4 million improved from $1.6 million in Q3'15 and worsened from $0.3 million in Q2'16.

•	Cash and cash equivalents improved to $17.2 million from $16.1 million at June 30, 2016, primarily on cash received from stock option exercises.

•
Committed contracts or bookings signed in the third quarter totaled $5.2 million.  This includes historical Annual Contract Value (ACV) metric of $3.7 million combined with $1.5 million of significant annualized up commits signed during Q3'16 that are not definitively incremental to run-rate revenue. ACV was $1.6 million in Q3’15 and was $2.3 million in Q2’16.

•
Customer churn, defined as the annualized impact on revenue, based on the prior quarter run-rate, of any customer that terminates or has write-down of committed contract value improved to $1.3 million, compared to $2.7 million in Q3'15 and $2.9 million in Q2'16.

•
The iPass Software Development Kit (SDK) is now in the hands of 24 partners, up from 16 last quarter. The SDK continues to make iPass SmartConnect technology available to application developers and broadens the range of potential Strategic Partnership customer opportunities.

Financial Outlook
“While our execution has improved dramatically, we have struggled in one area; turning deals into revenue as quickly as we had hoped. We underestimated the demand for our new iPass SmartConnect technology in the strategic partnership sector, and we have pivoted during the year to allocate more internal resources to harness these opportunities. We have benefited in the last quarter on improving our time to revenue on a few of these deals and expect our cycles to shrink even more in 2017. Great opportunities still exist in the enterprise sector, but to achieve our goals of commoditizing Wi-Fi and becoming a true SaaS company, we continue to broaden our reach into the business-to-business-to-consumer market. As a result, we expect 2016 revenue at the bottom end of our annual guidance range. And while we have been extremely cost conscience in managing our expenses, reducing operating expenses by $10.4 million or 27% and improving our Adjusted EBITDA $3.2 million or 54% over the same nine months in 2015, we expect to miss the bottom end of our Adjusted EBITDA annual guidance range. While we will fall short of our expectations this year, we are confident our trend of revenue growth and bottom line improvement will continue into 2017. With the backlog of revenue resulting from this 2016 bookings to billings gap, we expect we will be able to guide to double-digit revenue growth next year,” concluded Griffiths.

Financial Guidance
For the year ending December 31, 2016, iPass reaffirms Revenue guidance, but at the bottom end of the previously communicated range, and lowers guidance for full year Adjusted EBITDA.

UPDATED on November 3, 2016
Total Revenue	$63.0 - $68.0 million
Adjusted EBITDA Loss (1)	($4.0) - ($3.0) million

(1)	A reconciliation of GAAP net loss to Adjusted EBITDA loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA loss excludes foreign exchange gain or loss estimates.

Selected Financial Results

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
(unaudited; in millions)
Revenue Mobile Connectivity Services	$15.9	$16.5	$15.0
Enterprise	11.9	12.9	12.5
Strategic Partnerships	3.5	3.0	1.7
Legacy iPC	0.5	0.6	0.8

Network Access Costs	8.5	8.5	7.2
Gross Margin (1)	35.2%	37.9%	37.6%

Network Operations Expense	1.8	1.8	2.2
R&D, S&M, and G&A Expense	6.8	7.4	8.0
Restructuring Expense	—	—	0.9
Total Operating Expenses	8.6	9.2	11.1

Other Expense	0.1	0.2	0.1
GAAP Total Net Loss	(1.3)	(1.4)	(3.4)

Adjusted EBITDA Loss (2)	(0.4)	(0.3)	(1.6)

	As of
	September 30, 2016	June 30, 2016	September 30, 2015
Shares of Common Stock Outstanding at Period End	66.1	65.4	64.5
Cash and Cash Equivalents	$17.2	$16.1	$24.2
Deferred Revenue (Short-term plus Long-term)	$2.6	$2.3	$2.5

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial and Operational Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
iPass tracks key metrics to evaluate operating performance. Wi-Fi Network Users (Enterprise and Strategic Partnerships) is the number of iPass platform users each month in a given quarter that used Wi-Fi network services from iPass. Active Platform Users is the number of users who were billed platform fees and who have used or deployed the platform during the period. This metric excludes UNLIMITED subscribers unless they have actively accessed network during the period. ACV represents the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across Enterprise and Strategic Partnerships.

	For the Quarter Ended
(in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Wi-Fi Network Users:
Enterprise (formerly OME)	77	83	77	79	78
Strategic Partnerships (formerly OMX)	56	42	24	21	23
Total Wi-Fi Network Users	133	125	101	100	101

Active Platform Users	738	794	807	830	839

Annual Contract Value	$3,667	$2,287	$2,116	$724	$1,558

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-397-0298 or direct at 1-719-325-4747 with a participant confirmation code of 2616516. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast replay will be available until iPass reports its fourth quarter 2016 results.

The telephone replay dial-in numbers are 1-888-203-1112 and 1-719-457-0820 and will be available until November 12, 2016, 5:00 p.m. Pacific time. The confirmation code for the replay is 2616516.

Forward-Looking Statements
The statements in this press release: that the company expects its cycles to shrink even more in 2017, that it expects 2016 revenue at the bottom end of its annual guidance range, that it expects to miss the bottom end of its Adjusted EBITDA annual guidance range, that it is confident that its trend of revenue growth and bottom line improvement will continue into 2017 and that it expects it will be able to guide to double-digit revenue growth next year, statements relating to iPass’ 2016 guidance, and statements regarding iPass’ projections of the year ending December 31, 2016 financial results under the caption “Financial Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of the iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE initiatives to be as iPass expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the iPass solution will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise flat rate price plans which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation, restructuring charges, CEO exit costs, proxy contest costs and non-recurring legal costs. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

The company defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. The company makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is the leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 57 million hotspots in more than 120 countries, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.

iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.

IR Contact: Kirsten Chapman / Becky Herrick, LHA Investor Relations, 415-433-3777, ipass@lhai.com

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$17,174	$20,294
Accounts receivable, net	10,748	9,746
Prepaid expenses	1,419	2,762
Other current assets	324	342
Total current assets	29,665	33,144
Property and equipment, net	2,311	4,009
Other assets	708	690
Total assets	$32,684	$37,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,901	$6,291
Accrued liabilities	3,858	5,356
Deferred revenue, short-term	2,436	2,321
Total current liabilities	12,195	13,968
Deferred revenue, long-term	127	231
Other long-term liabilities	1,105	1,043
Total liabilities	13,427	15,242
Stockholders’ equity:
Common stock	68	65
Additional paid-in capital	223,082	219,981
Accumulated deficit	(203,893)	(197,445)
Total stockholders’ equity	19,257	22,601
Total liabilities and stockholders’ equity	$32,684	$37,843

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$15,877	$14,985	$47,105	$47,138
Cost of revenues and operating expenses:
Network access costs	8,452	7,186	24,360	20,899
Network operations	1,838	2,169	5,716	7,629
Research and development	1,628	2,456	5,530	7,948
Sales and marketing	2,651	2,506	8,383	8,072
General and administrative	2,555	3,067	8,310	11,274
Restructuring charges and related adjustments	—	916	788	4,179
Total cost of revenue and operating expenses	17,124	18,300	53,087	60,001
Operating loss	(1,247)	(3,315)	(5,982)	(12,863)
Interest income (expense), net	12	(12)	23	(50)
Foreign exchange loss, net	(45)	(72)	(275)	(1)
Other loss, net	—	—	—	(135)
Loss before income taxes	(1,280)	(3,399)	(6,234)	(13,049)
Provision for income taxes	61	29	214	196
Net loss	$(1,341)	$(3,428)	$(6,448)	$(13,245)
Comprehensive loss	$(1,341)	$(3,428)	$(6,448)	$(13,245)

Net loss per share - basic and diluted
Net loss per share	$(0.02)	$(0.05)	$(0.10)	$(0.21)

Weighted average shares outstanding - basic and diluted	64,546,665	62,979,830	63,893,371	62,862,144

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(6,448)	$(13,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense (benefit)	776	(522)
Depreciation and amortization	1,989	2,214
Deferred income taxes	—	7
Loss on disposal of property and equipment	—	4
Provision for doubtful accounts	(13)	(32)
Changes in operating assets and liabilities:
Accounts receivable	(989)	(86)
Prepaid expenses and other current assets	1,361	235
Other assets	(18)	235
Accounts payable	(382)	(251)
Accrued liabilities	(644)	(437)
Deferred revenue	11	1,965
Other liabilities	62	139
Net cash used in operating activities	(4,295)	(9,774)
Cash flows from investing activities:
Purchases of property and equipment	(299)	(642)
Change in restricted cash	—	1,550
Net cash (used in) provided by investing activities	(299)	908
Cash flows from financing activities:
Net proceeds from issuance of common stock	2,673	127
Principal payments for vendor financed property and equipment	(854)	(832)
Stock repurchase	(345)	—
Net cash provided by (used in) financing activities	1,474	(705)
Net decrease in cash and cash equivalents	(3,120)	(9,571)
Cash and cash equivalents at beginning of period	20,294	33,814
Cash and cash equivalents at end of period	$17,174	$24,243
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$194	$51
Accrued amounts for acquisition of property and equipment	$1	$56

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
GAAP Net Loss	$(1,341)	$(1,377)	$(3,428)	$(6,448)	$(13,245)
Interest (income) expense	(12)	(6)	12	(23)	50
Income tax expense	61	62	29	214	196
Depreciation of property and equipment	618	665	737	1,989	2,214
Stock-based compensation expense (benefit)	284	304	111	776	(522)
Restructuring charges and related adjustments	—	30	916	788	4,179
CEO exit costs	—	—	—	—	621
Proxy contest costs	—	—	—	—	446
Nonrecurring legal costs	—	—	—	—	129
Adjusted EBITDA Loss	$(390)	$(322)	$(1,623)	$(2,704)	$(5,932)

Guidance Reconciliation of Adjusted EBITDA Loss to GAAP Net Loss

Full Year 2016	(Unaudited; in millions)
GAAP Net Loss	$(8.7)		$(7.7)
(a) Income tax expense		0.3
(b) Depreciation of property and equipment		2.6
(c) Stock-based compensation		1.0
(d) Restructuring		0.8
Adjusted EBITDA Loss (1)	$(4.0)		$(3.0)

(1)	The guidance for Adjusted EBITDA loss excluded foreign exchange gain or loss estimates.